SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: May 20, 2002

BLAGMAN MEDIA INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada
State of Organization

000-27777
Commission File Number

84-1108499
Employer Identification Number

1901 Avenue of the Stars, Suite 1710, Los Angeles, CA 90067
Address of principal executive offices

(310) 788-5444
Registrant’s Telephone Number, Including Area Code

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)  The agreement for the acquisition of Century Media, Inc. (“Century”) by Blagman Media International, Inc. (the “Company”) was signed on March 4, 2002 and was reported on Form 8-K as filed on March 11, 2002. Pursuant to Rule 3-05 of Regulation S-X, the audited financial statements of Century as of December 31, 2001 and 2000 are included in this Report on Form 8-K/A. The financial information for the period March 1, 2002 (the effective date of the acquisition for accounting presentation) to March 31, 2002 has been included in the Company results for those periods and is incorporated by reference to the financial statements of the Company as of March 31, 2002 and reflected in its Form 10-QSB for the quarter ended March 31, 2002.

(c) Exhibits.
Financial Statements of Century Media, Inc. as of December 31, 2001 and 2000.

SIGNATURES
EXHIBIT 99

SIGNATURES

     Pursuant to the requirements of the Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

BLAGMAN MEDIA INTERNATIONAL, INC.

Date: May 20, 2002	By: /s/ Robert Blagman

Robert Blagman, President